KPMG LLP
345 Park Avenue
New York, NY 10154-0102
Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-263221 on Form S-3 and Nos. 333-139108, 333-129454, 333-121371, 333-141282, 333-156243, 333-159362, 333-168797, 333-195974, 333-230575, 333-249764, and 333-271967 on Form S-8 of our report dated February 28, 2025, with respect to the consolidated financial statements and financial statement schedules I and II of TXNM Energy, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
New York, New York
February 28, 2025